Exhibit 32(a)
Certification of Periodic Financial Report by
Chief Executive Officer Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
and 18 U.S.C. § 1350
     I, Richard M. Kovacevich, Chairman and Chief Executive Officer of Wells Fargo & Company (the “Company”), certify that:
(1)	The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2006, (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
/s/ RICHARD M. KOVACEVICH
Richard M. Kovacevich
Chairman and Chief Executive Officer
Wells Fargo & Company
May 4, 2006
     A signed original of this written statement required by Section 906 has been provided to Wells Fargo & Company and will be retained by Wells Fargo & Company and furnished to the Securities and Exchange Commission or its staff upon request.